Exhibit 10.1

EXECUTION COPY

$350,000,000

Kodiak Oil & Gas Corp.

5.500% Senior Notes due 2021

PURCHASE AGREEMENT

January 10, 2013

WELLS FARGO SECURITIES, LLC

RBC CAPITAL MARKETS, LLC

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the Several Purchasers,

c/o Wells Fargo Securities, LLC

550 S. Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street
New York, New York 10281

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

1.                                      Introductory. Kodiak Oil & Gas Corp., a Yukon Territory corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$350,000,000 principal amount of its 5.500% Senior Notes due January 15, 2021 (the “Offered Securities”). The Offered Securities will be issued under an indenture, dated as of January 15, 2013 (the “Indenture”), among the Company, Kodiak Oil & Gas (USA) Inc., a Colorado corporation (the “Guarantor”), U.S. Bank National Association, as trustee (the “Trustee’), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”). The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by the Guarantor (such guarantee, the “Guarantee”).

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, the Guarantor and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantor agree to file with the Commission a registration statement under the Securities Act (as defined below) relating to debt securities of the Company with terms substantially identical to the Notes (the “Exchange Securities”) to be offered in exchange for the Notes (the “Exchange Offer”).

In connection with the transactions described herein, the Company has entered into an amendment of its existing Credit Agreement (as defined below).

2.                                      Representations and Warranties of the Company and the Guarantor.  Each of the Company and the Guarantor represents and warrants to, and agrees with, the several Purchasers that:

(a)                                 Offering Circulars; Certain Defined Terms.  The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 4:02 P.M. (New York time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Credit Agreement” means the amended and restated credit agreement dated as of October 28, 2011, among the Guarantor, as borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, as amended by that certain first amendment and limited waiver dated as of November 14, 2011, that certain second amendment dated as of November 14, 2011, that certain third amendment dated as of January 10, 2012, that certain fourth amendment dated as of April 3, 2012, that certain fifth amendment dated as of May 11, 2012 and that certain sixth amendment dated as of October 15, 2012.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated January 10, 2013, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE MKT LLC, New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto.  Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

(b)                                 Disclosure.  As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package and the Final Offering Circular, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act and incorporated by reference in the Preliminary or Final Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c)                                  Good Standing of the Company and the Guarantor.  Each of the Company and the Guarantor has been duly incorporated and is existing and, in the case of the Company, in good standing with respect to the filing of all required annual returns under the laws of the Yukon Territory, and in the case of the Guarantor, in good standing under the laws of Colorado, each with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and each of the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole (each, a “Material Adverse Effect”).

(d)                                 Subsidiaries.  Each subsidiary of the Company and each subsidiary of the Guarantor has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and each subsidiary of the Company and each subsidiary of the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any such jurisdiction where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company and each subsidiary of the Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company or the Guarantor, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for the capital stock of the Guarantor which is pledged in connection with the Company’s Credit Agreement as described in the General Disclosure Package and the Final Offering Circular. The Guarantor is the only subsidiary, direct or indirect, of the Company.

(e)                                  Indenture; Offered Securities.  The Indenture has been duly authorized; the Offered Securities have been duly authorized by the Company and the Guarantor; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company and the Guarantor, such Offered Securities will have been duly executed, authenticated, issued and delivered, such Offered Securities will conform to the description thereof in the General Disclosure Package and the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

(f)                                   Trust Indenture Act.  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(g)                                  No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h)                                 Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Company and the Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will be the valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

(i)                                     Exchange Securities.  On the Closing Date, the Exchange Securities will have been duly authorized by the Company and the Guarantor; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)                                    Guarantee.  The Guarantee by the Guarantor has been duly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of the Guarantor will have been duly executed and delivered by the Guarantor, will conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Guarantee by the Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by the Guarantor and will conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular.  When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of the Guarantor will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k)                                 No Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Exchange Securities and Guarantee registered pursuant to any Registration Statement.

(l)                                     Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, the issuance and sale of the Offered Securities and the Guarantee by the Company and the Guarantor and the Credit Agreement Amendment except such as have been obtained, or made and such as may be required under state or provincial securities laws and except for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement). As used herein, “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body, domestic or foreign.

(m)                             Title to Property.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company, the Guarantor and their respective subsidiaries (i) have defensible title to all their interests in the oil and gas properties described in the General Disclosure Package and the Final Offering Circular as being owned or leased by them, title investigations having been carried out by the Company in accordance with customary practice in the oil and gas industry, (ii) will, to their knowledge, have defensible title to all their interests in the oil and gas properties described in the General Disclosure Package and the Final Offering Circular as to be acquired by them, title investigations having been carried out by the Company in accordance with customary practice in the oil and gas industry and (iii) have defensible title to all other real property, all other properties and assets described in the General Disclosure Package and the Final Offering Circular as owned by them, in each case (and in the case of clause (ii) to their knowledge) free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other title defects, except such as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use made or proposed to be made of such property by the Company, the Guarantor and their respective subsidiaries.  The Company, the Guarantor and their respective subsidiaries do not hold any leased real or personal property under valid and enforceable leases with terms or provisions that would materially interfere with the use made or to be made thereof by them.  The working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held, leased or to be acquired, as the case may be, by the Company, the Guarantor or any of their respective subsidiaries reflect the right of the Company, the Guarantor and their respective subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company, the Guarantor and their respective subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other property interests was consistent with standard industry practices in the areas in which the Company, the Guarantor or their respective subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(n)                                 Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and compliance with the terms and provisions thereof and the issuance and sale of the Offered Securities and Guarantee and the application of the proceeds thereof as described under “Use of Proceeds” in the

General Disclosure Package and the Final Offering Circular and the Credit Agreement Amendment, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of their respective subsidiaries pursuant to, (i) the charter or by-laws of the Company, the Guarantor or any of their respective subsidiaries, (ii) any statute, any rule, regulation or order of any Governmental Authority having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which the Company, the Guarantor or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantor or any of their respective subsidiaries is subject except (in the case of (ii) and (iii)) for breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantor to perform their obligations under the Indenture, this Agreement, or the Registration Rights Agreement; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of their respective subsidiaries.

(o)                                 Absence of Existing Defaults and Conflicts.  None of the Company, the Guarantor or their respective subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not result, individually or in the aggregate, in a Material Adverse Effect.

(p)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(q)                                 Possession of Licenses and Permits.  The Company, the Guarantor and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted and will possess and be in compliance with all such Licenses necessary or material to the business proposed in the General Disclosure Package and the Final Offering Circular to be conducted by them, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, the Guarantor or their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)                                    Absence of Labor Dispute.  No labor dispute with the employees of the Company, the Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent that could have, individually or in the aggregate, a Material Adverse Effect.

(s)                                   Possession of Intellectual Property.  The Company, the Guarantor and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Guarantor or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)                                    Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, (A)(i) none of the Company, the Guarantor, or any of their subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any Governmental Authority, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the Company, the Guarantor or their respective subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) none of the Company, the Guarantor or their respective subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) none of the Company, the Guarantor or their respective subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the Company, the Guarantor or their respective subsidiaries is subject to any claim by any Governmental Authority or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company, the Guarantor and their subsidiaries have timely applied for and, where required for current operations, received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) — (vi) such as would not, individually or in the aggregate, have a Material Adverse Effect; (B) to the knowledge of the Company and the Guarantor there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to, any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect; (C) to the knowledge of the Company and the Guarantor there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (D) in the ordinary course of its business, the Company and the Guarantor periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of them and their subsidiaries, and, on the basis of such evaluation, the Company and the Guarantor have reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(u)                                 Accurate Disclosure.  The statements in the General Disclosure Package and the Final Offering Circular under the heading “Material United States Federal Income Tax Considerations,” “Description of the Notes” and “Description of Other Indebtedness” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(v)                                 Absence of Manipulation.  None of the Company, the Guarantor and their respective affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities.

(w)                               Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Preliminary Offering Circular, a Final Offering Circular, or any Issuer Free Writing Communication are based on or derived from sources that the Company and the Guarantor believe to be reliable and accurate.

(x)                                 Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and and the Final Offering Circular, the Company, the Guarantor and their respective subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company and the Guarantor maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days, and the Company does not reasonably expect to publicly disclose or report to its Audit Committee or its Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would , individually or in the aggregate, have a Material Adverse Effect.

(y)                                 Absence of Accounting Issues.  A member of the Company’s Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the General Disclosure Package and the Final Offering Circular, such Audit Committee is not reviewing or investigating, and neither the Company’s and the Guarantor’s independent auditors nor their internal auditors have recommended that such Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s or the Guarantor’s disclosure with respect to, any of the Company’s or the Guarantor’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s or the Guarantor’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(z)                                  Litigation.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no pending actions, suits or proceedings (including any inquiries or investigations by Governmental Authority) against or affecting the Company, the Guarantor, any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, the Guarantor or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantor to perform their obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities and the Guarantee; and no such actions, suits or proceedings (including any inquiries or investigations by any Governmental Authority) are threatened or, to the Company’s or the Guarantor’s knowledge, contemplated.

(aa)                          Financial Statements.  The financial statements included in the General Disclosure Package and the Final Offering Circular present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the financial statements of the assets acquired by the Guarantor, in connection with the Purchase and Sale Agreement dated September 27, 2011 (the “BTA Assets”) and of the assets acquired by the Guarantor in connection with the Purchase and Sale Agreements dated November 14, 2011 (the “North Plains Assets” and together with the BTA Assets, the “Acquired Assets”) present fairly in all material respects operating the revenues and direct operating expenses of such Acquired Assets for the periods shown in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.  After giving effect to the express authorization by the Staff of the Commission pursuant to written letters addressed to the Company (“Staff Waivers”), (i) the pro forma financial statements included or incorporated by reference in the General Disclosure Package and the Final Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, (ii) the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package and the Final Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and (iii) the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The summary and selected financial and statistical data included in the General Disclosure Package and the Final Offering Circular present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46 as revised), not disclosed in the General Disclosure Package and the Final Offering Circular. After giving effect to the express authorization of the Staff of the Commission in the Staff Waivers, there are no financial statements that are required to be included in the General Disclosure Package or the Final Offering Circular that are not included as required.

(bb)                          No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Offering Circular (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantor and their respective subsidiaries, taken as a whole, that is material and adverse, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, the Guarantor or their respective subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the General Disclosure Package and the Final Offering Circular, (iii) there has not been any obligation, direct or contingent, which is material to the Company, the Guarantor and their respective subsidiaries, taken as a whole, incurred by the Company, the Guarantor or their respective subsidiaries, except obligations incurred in the ordinary course of business, (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Guarantor or any of their respective subsidiaries, on any class of their capital stock and (v) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Guarantor and their respective subsidiaries.

(cc)                            Investment Company Act.  Neither the Company nor the Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, will be an “investment company” as defined in the Investment Company Act.

(dd)                          Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company or the Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or the Guarantor’s retaining any rating assigned to the Company or the Guarantor or any securities of the Company or the Guarantor or (ii) has indicated to the Company or the Guarantor that it is considering any of the actions described in Section 7(b)(ii) hereof.

(ee)                            PFIC Status.  Neither the Company nor any Guarantor was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended for its most recently completed taxable year and, based on the Company’s and such Guarantor’s current and projected income, assets and activities, neither the Company nor the Guarantor expects to be classified as a PFIC for the foreseeable future.

(ff)                              Class of Securities Not Listed.  No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(gg)                            No Registration.  The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(hh)                          No General Solicitation; No Directed Selling Efforts.  Neither the Company, nor the Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities (except with respect to the offer and sale of the exchange notes sold pursuant to the Company’s registration statement on Form S-4 (file no. 333-182783)) or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company, the Guarantor, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor the Guarantor has entered and neither the Company nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ii)                                  Reporting Status.  The Company is subject to Section 13 or 15(d) of the Exchange Act.

(jj)                                Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, under current laws and regulations of Canada and any political subdivision thereof, all interest payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Canadian dollars and all such payments made to holders thereof or therein who are non-residents of Canada dealing at arm’s length with the Company at the time such payment is made will not be subject to withholding taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein.

(kk)                          Insurance.  The Company, the Guarantor and their respective subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company, the Guarantor or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Guarantor and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company, the Guarantor or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company, the Guarantor nor any respective subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Offering Circular.

(ll)                                  Independent Engineer.  Netherland Sewell & Associates, Inc. (“NSAI”) is a petroleum engineering consulting firm from whose reserve reports information is contained or incorporated by reference in the General Disclosure Package and the Final Offering Circular, and acts as independent petroleum engineer with respect to the Company.  Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the General Disclosure Package and the Final Offering Circular, the Company is not aware of any facts or circumstances that would result in a material adverse change in its or the Acquired Asset’s proved net reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the Acquired Assets or, in each case, the standardized measure of discounted future net cash flows therefrom, as described in the General Disclosure Package and the Final Offering Circular and reflected in the reserve information as of the respective dates such information is given.  The information underlying the estimates of the proved net reserves of the Company, each of its subsidiaries and its Acquired Assets (with respect to the BTA Assets only) that was supplied by the Company and/or its subsidiaries to NSAI for the purposes of preparing the reports of NSAI referenced in the General Disclosure Package and the Final Offering Circular and estimates of proved reserves of the Company, its subsidiaries and the Acquired Assets disclosed in the General Disclosure Package and the Final Offering Circular, including, production, costs of operation, and future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices. The estimates of proved reserves of the Company, its subsidiaries and the Acquired Assets that were prepared by or on behalf of the Company that are disclosed in the General Disclosure Package and the Final Offering Circular, including, production, costs of operation, and future operations and sales of production, are true and correct in all material respects. Except as described in each of the General Disclosure Package, the General Disclosure Package, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows included or incorporated by reference therein, complies and the Final Offering Circular, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows included or incorporated by reference therein, will comply, in all material respects with the applicable requirements of the Exchange Act, Regulations S-K (including Subpart 1200 thereof), Regulation S-X and Statement of Financial Accounting Standards Board No. 69, Disclosures about Oil and Petroleum Producing Activities, as amended to date (“SFAS 69”).

(mm)                  Regulations T, U, X.  Neither the Company nor the Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

3.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.25% of the principal amount thereof plus accrued interest, if any, from January 15, 2013 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver the Securities to or as instructed by the Representatives for the accounts of the several Purchasers in a form reasonably acceptable to the Representatives against payment of the purchase price by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the

Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue New York, New York 10017, at 9:00 A.M., New York time, on January 15, 2013 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4.                                      Representations by Purchasers; Resale by Purchasers.  (a)   Each Purchaser severally represents and warrants to the Company and the Guarantor that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)                                 Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)                                  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantor.

(d)                                 Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)                                  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State other than:

(i)                   to persons or entities that are qualified investors as defined in the Prospectus Directive;

(ii)                to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Purchasers for any such offer; or

(iii)             in any other circumstances falling within Article 3(2) of the Prospectus Directive as amended (to the extent implemented in that Relevant Member State) by Article 1(3) of the 2010 PD Amending Directive,

provided that no offer of Offered Securities shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive (as amended (to the extent implemented in that Relevant Member State) by Article 1(3) of the 2010 PD Amending Directive), or a requirement to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f)                                   Each of the Purchasers severally represents and agrees that:

(i)                   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply; and

(ii)                it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.                                      Certain Agreements of the Company and Guarantor.  The Company and Guarantor agree with the several Purchasers that:

(a)                                 Amendments and Supplements to Offering Circulars.  The Company and the Guarantor will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantor promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)                                 Furnishing of Offering Circulars.  The Company and the Guarantor will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives request.  At any time, prior to the consummation of the Exchange Offer, when the Company is not subject to Section 13 or 15(d), the Company and the Guarantor will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)                                  Blue Sky Qualifications.  The Company and the Guarantor will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d)                                 Reporting Requirements.  For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year or quarter, a copy of its annual or quarterly report to stockholders for such year or quarter, as applicable; and the Company will furnish to the Representatives and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each other report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company and the Guarantor as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(e)                                  Transfer Restrictions.  During the period of one year after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f)                                   No Resales by Affiliates.  During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)                                  Investment Company.  During the period of two years after the Closing Date, neither the Company nor the Guarantor will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)                                 Payment of Expenses.  The Company and the Guarantor will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and Canadian Trustee and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any filing fees and other expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdiction, other than the federal laws of the United States, as the Representatives designate and the preparation and printing of memoranda relating thereto, provided that the Representatives shall provide the Company with an estimate of any such fees and expenses for the Company’s review and approval prior to incurring any such fees and expenses; (v) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers.  The Purchasers shall pay all costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities.  Except as otherwise expressly provided by this Agreement, the Purchasers shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j)                                    Absence of Manipulation.  In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company, the Guarantor nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k)  Restriction on Sale of Securities.  For a period of 90 days after the date hereof, neither the Company nor the Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of Wells Fargo Securities, LLC.  Neither the Company nor the Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities. The foregoing restriction shall not apply to Exchange Securities.

6.                                      Free Writing Communications.  (a) Issuer Free Writing Communications.  The Company and the Guarantor each represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)                                 Term Sheets.  The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Company, the Guarantor or their securities that was provided by or on behalf of the Company or the Guarantor, it being understood and agreed that the Company and the Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7.                                      Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantor made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letters.  The Representatives shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of Hein & Associates LLP (in relation to the Company and to the North Plains Assets) and Ernst & Young LLP (in relation to the Company and to the BTA Assets), confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives.

(b)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantor and their respective subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Guarantor has been placed on negative outlook; (iii) any change in either U.S.,

Canadian or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Canadian authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States, Canada or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Canada any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)                                  Opinion of Miller Thomson LLP.  The Representatives shall have received an opinion, dated such Closing Date, of Miller Thomson LLP, Canadian counsel for the Company, to the effect set forth in Exhibit C-1 hereto.

(d)                                 Opinion of Dorsey & Whitney LLP.  The Representatives shall have received an opinion, dated such Closing Date, of Dorsey & Whitney LLP, counsel for the Company, to the effect set forth in Exhibit C-2 hereto.

(e)                                  Opinion of Lathrop & Gage LLP.  The Representatives shall have received an opinion, dated the Closing Date, of Lathrop & Gage LLP, special counsel for the Company, to the effect set forth in Exhibit C-3 hereto.

(f)                                   Opinion of Counsel for Purchasers.  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and the Guarantor and all other matters governed by Yukon Territory law upon the opinion of Miller Thomson LLP referred to above.

(g)                                  Officers’ Certificate.  The Representatives shall have received certificates, dated such Closing Date, of an executive officer of the Company and the Guarantor and a principal financial or accounting officer of the Company and the Guarantor in which such officers shall state that the representations and warranties of the Company and the Guarantor in this Agreement are true and correct, that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantor and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Offering Circular or as described in such certificate.

(h)                                 Engineering Firm Letter. At the time of execution of this Agreement and the Closing Date, the Representatives shall have received from NSAI, a letter, in form and substance satisfactory to and addressed to the Representatives with respect to: (i) the estimated quantities of the Company’s, BTA Oil Producers, LLC’s, North Plains Energy, LLC’s and Mercuria Bakken, LLC’s proved net reserves, (ii) the future net revenues from those reserves, (iii) their present value as set forth in the

General Disclosure Package and the Final Offering Circular and (iv) such related matters as the Representatives shall reasonably request.

(i)                                     Credit Agreement Amendment. On or prior to the Closing Date, the Credit Agreement Amendment as described in the General Disclosure Package and the Final Offering Circular shall have become effective.

(j)                                    Registration Rights Agreement. At the Closing Date, the Company shall have entered into the Registration Rights Agreement and the Representatives shall have received executed copies thereof.

(k)                                 Officer’s Certificate. At the time of execution of this Agreement and at the Closing Date, the Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial officer of the Company, dated respectively as of the date of execution of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives.

The Company and the Guarantor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                      Indemnification and Contribution.  (a)  Indemnification of Purchasers.  The Company and the Guarantor will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal, state or Canadian statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company.  Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or the such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering

Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” paragraphs 21 and 22.

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company, the Guarantor and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                                      Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantor and the Purchaser pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantor will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.                               Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention:  High Yield Syndicate, fax no. (704) 410-4874 (with such fax to be confirmed by telephone to (704) 383-0550), RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street New York, N.Y. 10281, Attention: High Yield Capital Markets and Credit

Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantor, will be mailed, delivered or telegraphed and confirmed to it at Kodiak Oil & Gas Corp., 1625 Broadway, Suite 250, Denver, Colorado 80202, Attention: Lynn A. Peterson; provided, however, that any notice to a Purchaser or the Company pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such recipient.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13.                               Representation of Purchasers.  You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Absence of Fiduciary Relationship.  The Company and the Guarantor acknowledge and agree that:

(a)                                 No Other Relationship.  The Representatives have been retained solely to act as initial purchaser(s) in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantor and the Representatives have been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representatives have advised or are advising the Company or the Guarantor on other matters;

(b)                                 Arm’s-Length Negotiations.  The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representatives and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company has and the Guarantor have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantor and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company and the Guarantor waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantor.

16.                               Applicable Law.  This Agreement, and any claim, controversy or dispute relative to or arising out of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York (“New York Court”) and irrevocably and unconditionally waive and agree not to plead or claim in any New York Court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The Company has appointed National Corporate Research, Ltd., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Initial Purchaser or by any director, officer, employee or agent of any Initial Purchaser or any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

[Signature Pages Follow]

EXECUTION COPY

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantor and the several Purchasers in accordance with its terms.

Very truly yours

KODIAK OIL & GAS CORP.

By:	/s/ James Henderson
Name:	James Henderson
Title:	Chief Financial Officer

KODIAK OIL & GAS (USA) INC.

By:	/s/ James Henderson
Name:	James Henderson
Title:	Chief Financial Officer

[Signature page to the Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted

as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Jeff Gore
Name:	Jeff Gore
Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ J. Scott Schlossel
Name:	J. Scott Schlossel
Title:	Head of Global Energy Leveraged Finance

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Aaron Gaydosik
Name:	Aaron Gaydosik
Title:	Director

Acting on behalf of themselves

and as the Representatives of

the several Purchasers

[Signature page to the Purchase Agreement]

SCHEDULE A

Manager	Principal Amount of Offered Securities
Wells Fargo Securities, LLC	$84,000,000
BMO Capital Markets Corp.	$40,250,000
KeyBanc Capital Markets Inc.	$40,250,000
RBC Capital Markets, LLC	$40,250,000
Scotia Capital (USA) Inc.	$40,250,000
Credit Suisse Securities (USA) LLC	$26,250,000
Deutsche Bank Securities Inc.	$17,500,000
J.P. Morgan Securities LLC	$17,500,000
SunTrust Robinson Humphrey, Inc.	$17,500,000
Barclays Capital Inc.	$12,250,000
Comerica Securities, Inc.	$7,000,000
U.S. Bancorp Investments, Inc.	$7,000,000

Total	$350,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1.  Pricing supplement, dated January 10, 2013, a copy of which is attached hereto as Exhibit B-1.